PILGRIM'S PRIDE CORPORATION REPORTS FINANCIAL RESULTS
FOR FIRST QUARTER OF FISCAL 2007

Company Raises Synergy Savings Target from Gold Kist Acquisition

PITTSBURG, Texas, January 30, 2007 - Pilgrim's Pride Corporation (NYSE: PPC) today reported a net loss of $8.7 million, or $0.13 per share, on total sales of $1.34 billion for the first quarter ended December 30, 2006. For the first quarter of fiscal 2006, the Company reported net income of $25.7 million, or $0.39 per share, on total sales of $1.34 billion.

“Our financial results for the first quarter of fiscal 2007 reflect the continued operating challenges facing the U.S. chicken industry,” said O.B. Goolsby, Jr., Pilgrim’s Pride president and chief executive officer. “Sharp increases in feed-ingredient costs, driven largely by surging demand for corn-based ethanol, represent the most significant threat to our business at this time. Ultimately these higher costs will be passed on to consumers in the form of higher prices for chicken products. While market pricing for U.S. chicken products has shown some improvement recently, thanks in part to industry-wide production cutbacks, it simply is not where it needs to be to offset these cost increases for corn and soybean meal.”

“Now more than ever, it is important for us to execute on our strategic plan and seize opportunities to build our business, whether by adjusting our product mix, strengthening our brand identity with consumers, or shortening the time it takes to bring new products to market. We are confident that our continued focus on higher-margin prepared foods products, coupled with industry-wide production cutbacks, will help return us to normalized profitability when markets improve,” he added.

On Dec. 27, 2006, Pilgrim’s Pride acquired Gold Kist Inc., creating the world’s leading chicken company in terms of production and the fourth-largest U.S. meat protein company by revenues.

“We are now ready to begin realizing the compelling strategic value and benefits we envisioned from this acquisition. The integration is off to a good start. We have appointed more than a dozen integration teams composed of employees from Pilgrim’s Pride and the former Gold Kist to drill down into every area of the business looking for opportunities to improve the way we operate and eliminate unnecessary costs. They are making good progress and we now believe that our synergy savings will be in the range of $100 million, an increase from our original estimate of $50 million last fall when we commenced the tender offer process and only had access to publicly available information,” Mr. Goolsby said.

Conference Call Information
A conference call to discuss the Company's first-quarter results will be held at 10 a.m. CT (11 a.m. ET) on January 30, 2007. To listen live via telephone, call (800) 391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://www.videonewswire.com/event.asp?id=37377. (Please copy and paste the link into the browser.)

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at approximately 2 p.m. (CT) on January 30 through February 6, 2007, at (800) 355-2355 pass code 495227#.

About Pilgrim’s Pride Corporation
Pilgrim’s Pride Corporation is the largest chicken company in the United States and Puerto Rico and the second-largest in Mexico. Pilgrim’s Pride employs approximately 56,500 people and operates 37 processing and 12 prepared-foods facilities, with major operations in Texas, Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico as well as other facilities in Arizona, Iowa, Mississippi, Ohio and Utah.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit http://www.pilgrimspride.com.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including as to the expected benefits and synergies associated with the acquisition of Gold Kist and changes in pricing, demand and market conditions for chicken products and profitability, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by, and as a result of, our substantial leverage; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; inability to consummate, or effectively integrate, any acquisition, including integrating our recent acquisition of Gold Kist, or realize the associated cost savings and operating synergies currently anticipated; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:  Kathy Costner, Vice President
   Pilgrim's Pride Corporation
   (903) 434-1430

Media Contact: Gary Rhodes, Vice President
Pilgrim’s Pride Corporation
(903) 434-1495

PILGRIM'S PRIDE CORPORATION
News Release
December 30, 2006

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income (Loss)
(Unaudited)
[In thousands, except share and per share data]

Three Months Ended	December 30, 2006	December 31, 2005
Net Sales	$1,337,132	$1,343,812
Cost of sales	1,271,606	1,225,412
Gross profit	65,526	118,400
Selling, general and administrative	68,432	72,202

Operating income (loss)	(2,906)	46,198

Other Expense (Income):
Interest expense	13,914	12,394
Interest income	(1,309)	(3,946)
Foreign exchange loss (gain)	1,504	(620)
Miscellaneous, net	(2,515)	1,730
Total other expenses, net	11,594	9,558

Income (loss) before income taxes	(14,500)	36,640
Income tax (benefit) expense	(5,764)	10,962
Net income (loss)	$(8,736)	$25,678

Net income (loss) per common share
-basic and diluted	$(0.13)	$0.39
Dividends declared per common share	$0.0225	$1.0225
Weighted average shares outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
December 30, 2006

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
[In thousands]

	December 30, 2006	September 30, 2006
ASSETS
Cash and cash equivalents	$146,544	$156,404
Investments in available for sale securities	22,537	21,246
Other current assets	1,318,593	928,024
Total Current Assets	1,487,674	1,105,674
Goodwill	537,516	--
Other Assets	112,308	50,825
Investments in available for sale securities	147,141	115,375
Property, Plant and Equipment, net	1,792,544	1,154,994

Total Assets	$4,077,183	$2,426,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$4,746	$10,322
Other current liabilities	857,189	566,515
Total Current Liabilities	861,935	576,837
Long-Term Debt, Less Current Maturities	713,105	554,876
Purchase Obligation	1,057,697	--
Deferred Income Taxes	254,109	175,869
Other Long-Term Liabilities	32,760
Minority Interest in Subsidiary	47,247	1,958
Total Stockholders' Equity	1,110,330	1,117,328

Total Liabilities and Stockholders’ Equity	$4,077,183	$2,426,868

PILGRIM'S PRIDE CORPORATION
News Release
December 30, 2006

Selected Financial Information
(Unaudited)
(In thousands)

Note: “EBITDA” is defined as the sum of the net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA is calculated as follows:

Three Months Ended	December 30, 2006	December 31, 2005
Net Income (Loss)	$(8,736)	$25,678
Add:
Income tax (benefit) expense	(5,764)	10,962
Interest expense, net	12,605	8,448
Depreciation and amortization	32,697	30,348
Minus:
Amortization of capitalized financing costs	705	581

EBITDA	$30,097	$74,855

Capital expenditures	$39,350	$43,866